EXHIBIT 23.2

WIPFLi

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Home Bancorp Wisconsin, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Home Bancorp Wisconsin, Inc. of our report dated December 23, 2014, relating to our audit of the consolidated financial statements, which appears in Form 10-K of Home Bancorp Wisconsin, Inc. for the year ended September 30, 2014.

/s/ Wipfli, LLP
Wipfli LLP

August 26, 2015
Madison, Wisconsin